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                                                                      Exhibit 21

                              Subsidiaries of Registrant

                                                                                       Name under which Subsidiary
Subsidiaries                              State or Jurisdiction of Incorporation              Does Business
------------                              --------------------------------------       ----------------------------

Zila Pharmaceuticals, Inc.                Nevada                                       Zila Pharmaceuticals, Inc.

Bio-Dental Technologies Corporation       California                                   Bio-Dental Technologies Corporation

Cygnus Imaging, Inc.                      Arizona                                      Cygnus Imaging, Inc.

Zila Ltd.                                 United Kingdom                               Zila Ltd.

Zila International, Inc.                  Arizona                                      Zila International, Inc.

*Ryker Dental of Kentucky, Inc.           Kentucky                                     The Supply House; Zila Dental Supply

*Integrated Dental Technologies, Inc.     California                                   Integrated Dental Technologies, Inc.

Zila Acquisition Corp.                    Arizona                                      Zila Acquisition Corp.

Zila Acquisition Corp.                    Delaware                                     Zila Acquisition Corp.


*wholly owned subsidiary of Bio Dental Technologies Corporation